Exhibit 3.2
AMENDED AND RESTATED BYLAWS
OF
SUPERCONDUCTOR TECHNOLOGIES INC.
a Delaware corporation

TABLE OF CONTENTS

ARTICLE 1. CORPORATE OFFICES	2
1.1 REGISTERED OFFICE	2
1.2 OTHER OFFICES	2
ARTICLE 2. MEETINGS OF STOCKHOLDERS	2
2.1 PLACE OF MEETINGS	2
2.2 ANNUAL MEETING	2
2.3 SPECIAL MEETING	2
2.4 NOTICE OF STOCKHOLDERS’ MEETINGS	3
2.5 ADVANCE NOTICE OF STOCKHOLDER NOMINEES AND STOCKHOLDER BUSINESS	3
2.6 MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE	3
2.7 QUORUM	3
2.8 ADJOURNED MEETING; NOTICE	4
2.9 VOTING	4
2.10 WAIVER OF NOTICE	4
2.11 STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING	4
2.12 RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING CONSENTS	5
2.13 PROXIES	5
2.14 LIST OF STOCKHOLDERS ENTITLED TO VOTE	5
2.15 CONDUCT OF BUSINESS	5
ARTICLE 3. DIRECTORS	6
3.1 POWERS	6
3.2 NUMBER	6
3.2.1	6
3.2.2	6
3.3 ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS	6
3.4 RESIGNATION AND VACANCIES	6
3.4.1	7
3.4.2	7
3.5 PLACE OF MEETINGS; MEETINGS BY TELEPHONE	7
3.6 FIRST MEETINGS	7
3.7 REGULAR MEETINGS	7
3.8 SPECIAL MEETINGS; NOTICE	7
3.9 QUORUM	8
3.10 WAIVER OF NOTICE	8
3.11 ADJOURNED MEETING; NOTICE	8
3.12 CONDUCT OF BUSINESS	8
3.13 BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING	8
3.14 FEES AND COMPENSATION OF DIRECTORS	8
3.15 APPROVAL OF LOANS TO OFFICERS	9
3.16 REMOVAL OF DIRECTORS	9
ARTICLE 4. COMMITTEES	9
4.1 COMMITTEES OF DIRECTORS	9
4.2 COMMITTEE MINUTES	9
4.3 MEETINGS AND ACTION OF COMMITTEES	9
ARTICLE 5. OFFICERS	10
5.1 OFFICERS	10
5.2 ELECTION OF OFFICERS	10
5.3 REMOVAL AND RESIGNATION OF OFFICERS	10
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5.4 CHAIRMAN OF THE BOARD	10
5.5 CHIEF EXECUTIVE OFFICER	10
5.6 PRESIDENT	11
5.7 VICE PRESIDENT	11
5.8 SECRETARY	11
5.9 CHIEF FINANCIAL OFFICER	11
5.10 ASSISTANT SECRETARY	11
5.11 AUTHORITY AND DUTIES OF OFFICERS	12
ARTICLE 6. INDEMNITY	12
6.1 DIRECTORS’ LIABILITY	12
6.2 RIGHT TO INDEMNIFICATION	12
6.3 RIGHT OF CLAIMANT TO BRING SUIT	12
6.4 NON-EXCLUSIVITY OF RIGHTS	13
6.5 INDEMNIFICATION AGREEMENTS	13
6.6 INSURANCE	13
6.7 FUNDING OBLIGATIONS	13
6.8 INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE COPRORATION	13
6.9 AMENDMENT	13
ARTICLE 7. RECORDS AND REPORTS	13
7.1 MAINTENANCE AND INSPECTION OF RECORDS	13
7.2 INSPECTION BY DIRECTORS	14
7.3 REPRESENTATION OF SHARES OF OTHER CORPORATIONS	14
ARTICLE 8. GENERAL MATTERS	14
8.1 CHECKS	14
8.2 EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS	14
8.3 STOCK CERTIFICATES; PARTLY PAID SHARES	14
8.4 SPECIAL DESIGNATION ON CERTIFICATES	15
8.5 LOST CERTIFICATES	15
8.6 CONSTRUCTION, DEFINITIONS	15
8.7 DIVIDENDS	15
8.8 FISCAL YEAR	16
8.9 SEAL	16
8.10 TRANSFER OF STOCK	16
8.11 STOCK TRANSFER AGREEMENTS	16
8.12 REGISTERED STOCKHOLDERS	16
8.13 RESTRICTIONS ON STOCK OPTIONS	16
ARTICLE 9. AMENDMENTS	16
ARTICLE 10. DISSOLUTION	17
Amended and Restated Bylaws (050525)

ii

AMENDED AND RESTATED BYLAWS
of
SUPERCONDUCTOR TECHNOLOGIES INC.
a Delaware corporation
(hereinafter called the “Corporation”)
ARTICLE 1.
CORPORATE OFFICES
     1.1 REGISTERED OFFICE. The registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware. The name of the registered agent of the corporation at such location is The Corporation Trust Company.
     1.2 OTHER OFFICES. The board of directors may at any time establish other offices at anyplace or places where the corporation is qualified to do business.
ARTICLE 2.
MEETINGS OF STOCKHOLDERS
     2.1 PLACE OF MEETINGS. Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the board of directors. In the absence of any such designation, stockholders’ meetings shall be held at the registered office of the corporation.
     2.2 ANNUAL MEETING. The annual meeting of stockholders shall be held each year on a date and at a time designated by the board of directors. At the meeting, directors shall be elected and any other proper business may be transacted.
     2.3 SPECIAL MEETING. A special meeting of the stockholders may be called at any time by the board of directors, the chairman of the board, the president, the chief executive officer or one or more stockholders holding shares in the aggregate entitled to cast not less than ten percent of the votes at that meeting (the “10% Stockholders”); provided that, notwithstanding the above and any provision contained in these bylaws to the contrary, effective upon such time as (i) shares of capital stock of the corporation are designated as qualified for trading as National Market System securities on the National Association of Securities Dealers, Inc. Automated Quotation System (or any successor national market system), and (ii) the corporation has at least 800 holders of shares of its capital stock, the 10% Stockholders shall no longer be entitled to call such meeting. If a special meeting is called by any person or persons other than the board of directors, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the chairman of the board, the president, chief executive officer or the secretary of the corporation. No business may be transacted at such special meeting otherwise than specified in such notice. The officer receiving the request shall cause notice to be promptly given to the stockholders entitled to vote, in accordance with the provisions of Sections 2.4 and 2.5, that a meeting will be held at the time requested by the person or persons who called the meeting, not less than 35 nor more than 60 days after the receipt of the request. If the notice is not given within 20 days after the receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this Section 2.3 shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the board of directors may be held.
Amended and Restated Bylaws (050525)

     2.4 NOTICE OF STOCKHOLDERS’ MEETINGS. All notices of meetings with stockholders shall be in writing and shall be sent or otherwise given in accordance with Section 2.6 of these bylaws not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, date, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.
     2.5 ADVANCE NOTICE OF STOCKHOLDER NOMINEES AND STOCKHOLDER BUSINESS. To be properly brought before an annual meeting or special meeting, nominations for the election of director or other business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (b) otherwise properly brought before the meeting by or at the direction of the board of directors, or (c) otherwise properly brought before the meeting by a stockholder. For such nominations or other business to be considered properly brought before the meeting by a stockholder, such stockholder must have given timely notice and in proper form of his intent to bring such business before such meeting. To be timely, such stockholder’s notice must be delivered to or mailed and received by the secretary of the corporation not less than 90 days prior to the meeting; provided, however, that in the event that less than 100 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. To be in proper form, a stockholder’s notice to the secretary shall set forth: (i) the name and address of the stockholder who intends to make the nominations, propose the business, and, as the case may be, the name and address of the person or persons to be nominated or the nature of the business to be proposed; (ii) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice or introduce the business specified in the notice; (iii) if applicable, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iv) such other information regarding such nominee or each matter of business to be proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed by the board of directors; and (v) if applicable, the consent of each nominee to serve as director of the corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedure.
     2.6 MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE. Written notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation. An affidavit of the secretary or an assistant secretary or of the transfer agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facia evidence of the facts stated therein.
     2.7 QUORUM. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stock holders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the chairman of the meeting, or (ii) the stockholders entitled to vote thereat, present in person or represented by proxy, shall
Amended and Restated Bylaws (050525)

have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, be express provisions of the statutes or of the certificate of incorporation, a different vote is required, in which case such express provisions shall govern and control the decision of the question.
     2.8 ADJOURNED MEETING; NOTICE. When a meeting is adjourned to another time or place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
     2.9 VOTING. The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Sections 2.12 and 2.14 of these bylaws, subject to the provisions of Sections 217 and 218 of the General Corporation Law of Delaware (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements.
     2.10 WAIVER OF NOTICE. Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the certificate of incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice unless so required by the certificate of incorporation or these bylaws.
     2.11 STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Unless otherwise provided in the certificate of incorporation, any action required by this chapter to be taken at any annual or special meeting of stockholders of a corporation, or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. If the action which is consented to is such as would have required the filing of a certificate under any section of the General Corporation Law of Delaware if such action had been voted on by stockholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written notice and written consent have been given as provided in Section 228 of the General Corporation Law of Delaware. Notwithstanding the foregoing, effective upon the closing of the corporation’s initial public offering of securities pursuant to a registration statement file under the Securities Act of 1933,
Amended and Restated Bylaws (050525)

as amended, the stockholders of the corporation may not take action by written consent without a meeting but must take any such actions at a duly called annual or special meeting.
     2.12 RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING CONSENTS. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. If the board of directors does not so fix a record date, the fixing of such record date shall be governed by the provisions of Section 213 of the General Corporation Law of Delaware. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.
     2.13 PROXIES. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by a written proxy, signed by the stockholder and filed with the secretary of the corporation, but no such proxy shall be voted or acted upon after 3 years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder’s attorney-in-fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(c) of the General Corporation Law of Delaware.
     2.14 LIST OF STOCKHOLDERS ENTITLED TO VOTE. The officer who has charge of the stock ledger of a corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The stock ledger shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders and of the number of shares held by each such stockholder.
     2.15 CONDUCT OF BUSINESS. Meetings of stockholders shall be presided over by the chairman of the board, if any, or in his absence by the president, or in his absence by a vice president, or in the absence of the foregoing persons by a chairman designated by the board of directors, or in the absence of such designation by a chairman chosen at the meeting. The secretary shall act as secretary of the meeting, but absence the chairman of the meeting may appoint any person to act as secretary of the meeting. The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such matters as the regulation of the manner of voting and conduct of business.
Amended and Restated Bylaws (050525)

ARTICLE 3.
DIRECTORS
     3.1 POWERS. Subject to the provisions of the General Corporation Law of Delaware and any limitations in the certificate of incorporation or these bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.
     3.2 NUMBER.
          3.2.1 The Board of Directors shall consist of six (6) members. Such set number of directors may be changed from time to time by resolution of the Board of Directors, except as otherwise provided by law or the Certificate of Incorporation. Any director may resign at any time upon written notice to the Corporation. Directors need not be stockholders.
          3.2.2 Subject to the last two sentences of this subsection, the Board of Directors shall be divided into three classes, as nearly equal in numbers as the then total number of directors constituting the entire Board of Directors permits with the term of office of one class expiring each year. Whenever this subsection comes into effect, directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. The directors shall be assigned to their respective classes by resolution of the Board of Directors at the time of the effectiveness of this subsection. At each subsequent annual meeting of stockholders, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting. In the event that the foregoing provisions of this subsection shall conflict with Section 301.5 of the California General Corporation Law (“CGCL”) at a time when such Section is legally applicable to this Corporation as a result of Section 2115 of the CGCL (or any successor provisions thereto), the terms of any directors then in office shall be reduced by the minimum extent necessary to eliminate such conflict. Thereafter, all directors shall be elected at each annual meeting of stockholders until the foregoing provisions of this subsection relating to the classification of directors can be reinstated, at which time the terms of the directors shall expire as provided in the second through fourth sentences of this subsection.
     3.3 ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS. Except as provided in Section 3.4 of these bylaws, at each annual meeting of stockholders, directors of the corporation shall be elected to hold office until the expiration of the term for which they are elected, and until their successors have been duly elected and qualified; except that if any such election shall not be so held, such election shall take place at a stockholders’ meeting called and held in accordance with the Delaware General Corporation Law. Directors need not be stockholders unless so required by the certificate of incorporation or these bylaws, wherein other qualifications for directors may be prescribed. Elections of directors need not be by written ballot.
     3.4 RESIGNATION AND VACANCIES. Any director may resign at any time upon written notice to the corporation. Stockholders may remove directors with or without cause. Any vacancy occurring in the board of directors with or without cause may be filed by a majority of the remaining members of the board of directors, although such majority is less than a quorum, or by a plurality of the votes cast at a meeting of stockholders, and each director so elected shall hold office until the expiration of the term of office of the director whom he has replaced. Unless otherwise provided in the certificate of incorporation or these bylaws:
Amended and Restated Bylaws (050525)

          3.4.1 Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director or by the stockholders entitled to vote at any Annual or Special Meeting held in accordance with Article II, and the directors so chosen shall hold office until the next election of the class for which such directors have been chosen and until their successors are duly elected and qualified, or until their earlier resignation or removal.
          3.4.2 Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected. if at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the General Corporation Law of Delaware. If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole board (as constituted immediately prior to any such increase), then the Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the General Corporation Law of Delaware as far as applicable.
     3.5 PLACE OF MEETINGS; MEETINGS BY TELEPHONE. The board of directors of the corporation may hold meetings, both regular and special, either within or outside the State of Delaware. Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.
     3.6 FIRST MEETINGS. The first meeting of each newly elected board of directors shall beheld at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.
     3.7 REGULAR MEETINGS. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.
     3.8 SPECIAL MEETINGS; NOTICE. Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board, the president, any vice president, the secretary or any two directors. Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class
Amended and Restated Bylaws (050525)

mail or telegram, charges prepaid, addressed to each director at that director’s address as it is shown on the records of the corporation. If the notice is mailed, it shall be deposited in the United States mail at least 4 days before the time of the holding of the meeting. If the notice is delivered personally or by telephone or by telegram, it shall be delivered personally or by telephone or to the telegraph company at least 48 hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose of the place of the meeting, if the meeting is to be held at the principal executive office of the corporation.
     3.9 QUORUM. At all meetings of the board of directors, a majority of the authorized number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation.
     3.10 WAIVER OF NOTICE. Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the certificate of incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice unless so required by the certificate of incorporation or these bylaws.
     3.11 ADJOURNED MEETING; NOTICE. If a quorum is not present at any meeting of the board of directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.
     3.12 CONDUCT OF BUSINESS. Meetings of the board of directors shall be presided over by the chairman of the board, if any, or in his absence by the chief executive officer, or in their absence by a chairman chosen at the meeting. The secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting. The chairman of any meeting shall determine the order of business and the procedures at the meeting.
     3.13 BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the board or committee.
     3.14 FEES AND COMPENSATION OF DIRECTORS. Unless otherwise restricted by the certificate of incorporation or these bylaws, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.
Amended and Restated Bylaws (050525)

     3.15 APPROVAL OF LOANS TO OFFICERS. The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in this section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.
     3.16 REMOVAL OF DIRECTORS. Unless otherwise restricted by statute, by the certificate of incorporation or by these bylaws, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. If at any time a class or series of shares is entitled to elect one or more directors, the provisions of this Article 3.16 shall apply to the vote of that class or series and not to the vote of the outstanding shares as a whole. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.
ARTICLE 4.
COMMITTEES
     4.1 COMMITTEES OF DIRECTORS. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, with each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors or in the bylaws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matter: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval or (ii) adopting, amending or repealing any bylaw of the corporation.
     4.2 COMMITTEE MINUTES. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.
     4.3 MEETINGS AND ACTION OF COMMITTEES. Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these bylaws, Section 3.5 (place of meetings and meetings by telephone), Section 3.7 (regular meetings), Section 3.8 (special meetings and notice), Section 3.9 (quorum), Section 3.10 (waiver of notice), Section 3.11 (adjournment and notice of adjournment), Section 3.12 (conduct of business) and 3.13 (action without a meeting), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members; provided, however, that the time of regular meetings of committees may also be called by resolution of the board of directors and that notice of special meetings of
Amended and Restated Bylaws (050525)

committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.
ARTICLE 5.
OFFICERS
     5.1 OFFICERS. The officers of the corporation shall be a chief executive officer, one or more vice presidents, a secretary and a chief financial officer. The corporation may also have, at the discretion of the board of directors, a chairman of the board, a president, a chief operating officer, one or more executive, senior or assistant vice presidents, assistant secretaries and any such other officers as may be appointed in accordance with the provisions of Section 5.2 of these bylaws. Any number of offices may be held by the same person.
     5.2 ELECTION OF OFFICERS. Except as otherwise provided in this Section 5.2, the officers of the corporation shall be chosen by the board of directors, subject to the rights, if any, of an officer under any contract of employment. The board of directors may appoint, or empower an officer to appoint, such officers and agents of the business as the corporation may require (whether or not such officer or agent is described in this Article V), each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the board of directors may from time to time determine. Any vacancy occurring in any office of the corporation shall be filled by the board of directors or may be filled by the officer, if any, who appointed such officer.
     5.3 REMOVAL AND RESIGNATION OF OFFICERS. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the board of directors at any regular or special meeting of the board or, except in the case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors or, in the case of an officer appointed by another officer, by such other officer. Any officer may resign, at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.
     5.4 CHAIRMAN OF THE BOARD. The chairman of the board, if such an officer be elected, shall, if present, preside at meetings of the board of directors and exercise and perform such other powers and duties as may from time to time be assigned to him by the board of directors or as may be prescribed by these bylaws. If there is no chief executive officer, then the chairman of the board shall also be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 5.5 of these bylaws.
     5.5 CHIEF EXECUTIVE OFFICER. The chief executive officer of the corporation shall, subject to the control of the board of directors, have general supervision, direction and control of the business and the officers of the corporation. He or she shall preside at all meetings of the stockholders and, in the absence or nonexistence of a chairman of the board at all meetings of the board of directors. He or she shall have the general powers and duties of management usually vested in the chief executive officer of a corporation, including general supervision, direction and control of the business and supervision of other officers of the corporation, and shall have such other powers and duties as may be prescribed by the board of directors or these bylaws. The chief executive officer shall, without limitation, have the authority to execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed
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and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.
     5.6 PRESIDENT. Subject to such supervisory powers as may be given by these bylaws or the board of directors to the chairman of the board or the chief executive officer, if there be such officers, the president shall have general supervision, direction and control of the business and supervision of other officers of the corporation, and shall have such other powers and duties as may be prescribed by the board of directors or these bylaws. In the event a chief executive officer shall not be appointed, the president shall have the duties of such office.
     5.7 VICE PRESIDENT. In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the chief executive officer and when so acting shall have all the powers of, and be subject to all the restrictions upon, the chief executive officer. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors, these bylaws, the chief executive officer or the chairman of the board.
     5.8 SECRETARY. The secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the board of directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof. The secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation’s transfer agent or registrar, as determined by resolution of the board of directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the board of directors required to be given by law or by these bylaws. He shall keep the seal of the corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by these bylaws.
     5.9 CHIEF FINANCIAL OFFICER. The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director. The chief financial officer shall deposit all money and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the chief executive officer and directors, whenever they request it, an account of all of his transactions as treasurer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or these bylaws.
     5.10 ASSISTANT SECRETARY. The assistant secretary, or, if there is more than one, the assistant secretaries in the order determined by the stockholders or board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his or her inability or refusal to act, perform the duties and
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exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors or the stockholders may from time to time prescribe.
     5.11 AUTHORITY AND DUTIES OF OFFICERS. In addition to the foregoing authority and duties, all officers of the corporation shall respectively have such authority and perform such duties in the management of business of the corporation as may be designated from time to time by the board of directors or the stockholders.
ARTICLE 6.
INDEMNITY
     6.1 DIRECTORS’ LIABILITY. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this provision shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.
     6.2 RIGHT TO INDEMNIFICATION. Each person who was or is made a party to or is threatened to be made a party to or is involuntarily involved in any claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving (during his or her tenure as director and/or officer) at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, whether the basis of such Proceeding is an alleged action or inaction in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law (or other applicable law), as the same exists or may hereafter be amended (but in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection with such Proceeding. Such director or officer shall have the right to be paid by the Corporation for expenses incurred in defending any such Proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law (or other applicable law) requires, the payment of such expenses in advance of the final disposition of any such Proceeding shall be made only upon receipt by the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it should be determined ultimately by final judicial decision from which there is no further right to appeal that he or she is not entitled to be indemnified under this Article or otherwise.
     6.3 RIGHT OF CLAIMANT TO BRING SUIT. If a claim under Section 6.2 of this Article is not paid in full by the Corporation within ninety (90) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, together with interest thereon, and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of
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prosecuting such claim, including reasonable attorneys’ fees incurred in connection therewith. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law (or other applicable law) for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (or of its full Board of Directors, its directors who are not parties to the Proceeding with respect to which indemnification is claimed, its stockholders, or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law (or other applicable law), nor an actual determination by any such person or persons that such claimant has not met such applicable standard of conduct, shall be a defense to such action or create a presumption that the claimant has not met the applicable standard of conduct.
     6.4 NON-EXCLUSIVITY OF RIGHTS. The rights conferred by this Article VI shall not be exclusive of any other right which any director, officer, representative, employee or other agent may have or hereafter acquire under the Delaware General Corporation Law or any other statute, or any provision contained in the Corporation’s Certificate of Incorporation or Bylaws, or any agreement, or pursuant to a vote of stockholders or disinterested directors, or otherwise.
     6.5 INDEMNIFICATION AGREEMENTS. The Corporation may enter into contracts providing indemnification to the fullest extent permitted by law.
     6.6 INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of applicable law.
     6.7 FUNDING OBLIGATIONS. The Corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), to ensure the payment of insurance premiums, or other such amounts as may become necessary to effect indemnification as provided in this Article VI or elsewhere.
     6.8 INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE COPRORATION. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, including the right to be paid by the Corporation the expenses incurred in defending any Proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VI or otherwise with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.
     6.9 AMENDMENT. Any repeal or modification of this Article VI shall not change the rights of an officer or director to indemnification with respect to any action or omission occurring prior to such repeal or modification.
ARTICLE 7.
RECORDS AND REPORTS
     7.1 MAINTENANCE AND INSPECTION OF RECORDS. The corporation shall, either at its principal executive office or at such lace or places as designated by the board of
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directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these bylaws as amended to date, accounting books, and other records. Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation’s stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business.
     7.2 INSPECTION BY DIRECTORS. Any directors shall have the right to examine the corporation’s stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to his position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.
     7.3 REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The chairman of the board, the chief executive officer, any vice president, the chief financial officer, the secretary or assistant secretary of this corporation, or any other person authorized by the board of directors or the chief executive officer or a vice president, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.
ARTICLE 8.
GENERAL MATTERS
     8.1 CHECKS. From time to time, the board of directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidence of indebtedness that are issued in the name of or payable to the corporation, and only the person so authorized shall sign or endorse those instruments.
     8.2 EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS. The board of directors, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.
     8.3 STOCK CERTIFICATES; PARTLY PAID SHARES. The shares of a corporation shall be represented by certificates, provided that the board of directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a
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certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the board of directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by the chairman or vice-chairman of the board of directors, or the president or vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of such corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. Incase any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has caused to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, upon the books and records of the corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.
     8.4 SPECIAL DESIGNATION ON CERTIFICATES. If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to such stockholder who so request the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stocks or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
     8.5 LOST CERTIFICATES. Except as provided in this Section 8.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and canceled at the same time. The corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.
     8.6 CONSTRUCTION, DEFINITIONS. Unless the content requires otherwise, the general provisions, rules of construction, and definitions in the Delaware General Corporation Law shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.
     8.7 DIVIDENDS. The directors of the corporation, subject to any restrictions contained in the certificate of incorporation, may declare and pay dividends upon the shares of its capital stock pursuant to the General Corporation Law of Delaware. Dividends may be paid in cash, in property, or in shares of the corporation’s capital stock. The directors of the
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corporation may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the corporation, and meeting contingencies.
     8.8 FISCAL YEAR. The fiscal year of the corporation shall be fixed by resolution of the board of directors and may be changed by the board of directors.
     8.9 SEAL. The corporation may adopt a corporate seal, which may be altered at pleasure, and may use the same by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.
     8.10 TRANSFER OF STOCK. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.
     8.11 STOCK TRANSFER AGREEMENTS. The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the General Corporation Law of Delaware.
     8.12 REGISTERED STOCKHOLDERS. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.
     8.13 RESTRICTIONS ON STOCK OPTIONS. The Corporation, without the approval of the owners of a majority of the Common Stock, shall not grant to any officer of the Corporation any stock options at less than the closing market price on the date of grant or reduce the price of any options at less than the closing market price on the date of grant or reduce the price of any options which either were granted as a non-qualified stock option grant to an incoming employee or vender or were granted to any officer under any of the Corporation’s existing or future stock options plans, provided, however, that the foregoing shall not preclude the Corporation from issuing new, lower priced options issued from a stock option plan to persons holding higher priced options from such plan or any other plan, provided, however, that if such new lower priced options are granted in exchange for such higher priced options, the shares covered by such higher priced options shall be canceled or surrendered and not available for re-grant under such stock option plan.
ARTICLE 9.
AMENDMENTS
     The original or other bylaws of the corporation may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, that the corporation may, in its certificate of incorporation, confer the power to adopt, amend or repeal bylaws upon the directors. The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, or repeal bylaws.
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ARTICLE 10.
DISSOLUTION
     If it should be deemed advisable in the judgment of the board of directors of the corporation that the corporation should be dissolved, the board, after the adoption of a resolution to that effect by a majority of the whole board at any meeting called for that purpose, shall cause notice to be mailed to each stockholder entitled to vote thereon of the adoption of the resolution and of a meeting of stockholders to take action upon the resolution. At the meeting a vote shall be taken for and against the proposed dissolution. If a majority of the outstanding stock of the corporation entitled to vote thereon votes for the proposed dissolution, then a certificate stating that the dissolution has been authorized in accordance with the provisions of Section 275 of the General Corporation Law of Delaware and setting forth the names and residences of the directors and officers shall be executed, acknowledged, and filed and shall become effective in accordance with Section 103 of the General Corporation Law of Delaware. Upon such certificate’s becoming effective in accordance with Section 103 of the General Corporation Law of Delaware, the corporation shall be dissolved.
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CERTIFICATE OF ADOPTION OF AMENDED AND RESTATED BYLAWS
     THIS IS TO CERTIFY:
     That I am the duly elected, qualified and acting Secretary of Superconductor Technologies Inc., a Delaware corporation, and that the foregoing amended and restated bylaws were adopted as the Bylaws of said corporation as of the 25th day of May, 2005, by the board of directors of said corporation.
     Dated as of this 25th day of May, 2005.

/s/ Martin S. McDermut
Martin S. McDermut, Secretary

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